Exhibit (e)(1)(i)

December 19, 2012

Michael J. Roland

Executive Vice President

ING Investments Distributor, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Roland:

Pursuant to the Underwriting Agreement (the “Agreement”), dated May 16, 2007, as amended, between ING Separate Portfolios Trust and ING Funds Distributor, LLC, now known as ING Investments Distributor, LLC (“Underwriter”), we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Retirement Solution 2020 Fund, ING Retirement Solution 2025 Fund, ING Retirement Solution 2030 Fund, ING Retirement Solution 2035 Fund, ING Retirement Solution 2040 Fund, ING Retirement Solution 2045 Fund, ING Retirement Solution 2050 Fund, ING Retirement Solution 2055 Fund, and ING Retirement Solution Income Fund (collectively, the “Funds”), each a newly established series of ING Separate Portfolios Trust, effective on December 19, 2012, upon all of the terms and conditions set forth in the Agreement.

The Amended Schedule A has also been updated to reflect the name change for ING SPorts Core Fixed Income Fund to ING Investment Grade Credit Fund.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the Amended Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

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7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Separate Portfolios Trust

Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds by signing below where indicated.

Very sincerely,

		By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Separate Portfolios Trust

ACCEPTED AND AGREED TO:
ING Investments Distributor, LLC

By:	/s/ Michael J. Roland
Michael J. Roland
Executive Vice President

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

ING SEPARATE PORTFOLIOS TRUST

and

ING INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

ING Emerging Markets Corporate Debt Fund

ING Emerging Markets Hard Currency Debt Fund

ING Emerging Markets Local Currency Debt Fund

ING Investment Grade Credit Fund

ING Retirement Solution 2020 Fund

ING Retirement Solution 2025 Fund

ING Retirement Solution 2030 Fund

ING Retirement Solution 2035 Fund

ING Retirement Solution 2040 Fund

ING Retirement Solution 2045 Fund

ING Retirement Solution 2050 Fund

ING Retirement Solution 2055 Fund

ING Retirement Solution Income Fund